EXHIBIT 10.4

RIVERVIEW BANCORP, INC.

RIVERVIEW COMMUNITY BANK

AND

RIVERVIEW ASSET MANAGEMENT AND TRUST COMPANY

CHANGE IN CONTROL AGREEMENT

FOR

_________________________________________________________________

RIVERVIEW BANCORP, INC.

RIVERVIEW COMMUNITY BANK and
RIVERVIEW ASSET MANAGEMENT AND TRUST COMPANY

CHANGE IN CONTROL AGREEMENT

FOR

This CHANGE IN CONTROL AGREEMENT ("Agreement") by and between RIVERVIEW BANCORP, INC., a registered savings and loan holding company ("Bancorp"), RIVERVIEW COMMUNITY BANK, a federally chartered savings bank (the "Bank"), which is a wholly owned subsidiary of Bancorp and RIVERVIEW ASSET MANAGEMENT AND TRUST COMPANY ("the Trust"), a subsidiary of the  Bank (Bancorp, the Bank and the Trust are collectively referred to as the "Company"), and            ("Executive"), is dated _________________ (the "Effective Date").

1.            Term; Extensions.

(a)	Term. The term of this Agreement begins on the Effective Date and ends on ___________________, subject to extension as provided in subsection (b) below.

(b)
Extensions.  At any time during the term of this Agreement, Bancorp's Board of Directors may elect to extend the term of this Agreement.  If the Board of Directors elects to extend this Agreement, the term of this Agreement shall be extended through September 30 of the third calendar year following the year in which the Agreement is extended.  This Agreement may be extended any number of times in a similar manner.

2.	Definitions.

(a)	"Cause."

(1)	Grounds for Termination. Cause for termination of employment means the occurrence of any one or more of the following:

(A)	Conviction of any felony or of any crime in connection with Executive's duties;

(B)	Removal of Executive from office or permanent prohibition of Executive from participating in the conduct of the Company's affairs by an order issued by a bank regulatory authority;

(C)	Willful misfeasance, gross negligence, conduct involving dishonesty, or a material breach of a fiduciary duty in the performance of Executive's duties;

(D)
Conduct significantly harmful to the Company, including but not limited to public disparagement of the Company or any affiliate of the Company, intentional violation of law or of any significant policy or procedure of the Company; or

(E)	Refusal or failure to act in accordance with any lawful stipulation, requirement or directive of the Trust's Board of Directors or Chief Executive Officer.

(2)
Procedure for Termination.  Termination for Cause will be automatic upon the occurrence of an incident under paragraph (1)(A) or (B) above.  Otherwise, the Trust's Board of Directors may not terminate Executive's employment for Cause unless:

(A)            With respect to incidents under paragraph (1)(C), (D), or (E):

(i)	Executive is given reasonable written notice (in no event less than five business days' notice) of the Trust's Board of Director's meeting called to make that determination; and

(ii)	Executive and Executive's legal counsel are given the opportunity to address that meeting.

(B)	In addition, with respect to incidents under paragraph (1) (C) or (E) only, Executive is first given:

(i)	Written notice by the Trust's Board of Directors or Chief Executive Officer specifying in detail the performance issues; and

(ii)	A reasonable opportunity to cure the issues specified in the notice.

(b)            "Good Reason."

(1)	Subject to paragraph (2) below, Good Reason for Executive's resignation means any one or more of the following occurring without Executive's consent:

(A)	Reduction of Executive's base salary as in effect immediately prior to the Change in Control (as defined in subsection (c) below);

(B)
A material reduction in Executive's opportunity to receive incentive-based compensation as compared to the opportunity under the Salary at Risk Program or such other incentive-based compensation program as in effect immediately prior to the Change in Control;

(C)	A material reduction in the benefits and perquisites to Executive from those being provided immediately prior to the Change in Control;

(D)
A relocation or transfer of Executive's principal place of employment that would require Executive to commute on a regular basis more than 15 miles each way from the main business office of the Company as of the date of this Agreement or outside the State of Washington; or

(E)
A change in Executive's position of employment such that Executive's functions, authority, duties or responsibilities are materially changed and, as a result of such change, are inappropriate in light of Executive's position prior to the change, Executive's previous employment experience, and Executive's career development.

(2)	To resign for "Good Reason," Executive must give the Trust:

(A)	Written notice of resignation not more than ninety (90) days after the initial occurrence of the circumstances giving rise to Executive's intended resignation for Good Reason; and

(B)	A reasonable opportunity of at least thirty (30) days in which to cure those circumstances.

(c)	"Change in Control" means:

(1)
The Trust, the Bank or Bancorp merges or consolidates with another corporation and as a result, less than 51% of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were the holders of the Trust, the Bank or Bancorp's voting securities immediately before the merger or consolidation;

(2)
Any person, entity, or group of persons or entities, other than through merger or consolidation, acquires a majority of the Trust, the Bank or Bancorp's outstanding common stock or substantially all of the Trust's, the Bank's or Bancorp's assets;

(3)
The incumbent directors of either the Bank's or Bancorp's Board of Directors change for any reason by two or more members of that Board of Directors.  The "incumbent directors" are those directors who are either:

(A)	Directors on the Effective Date; or

(B)
Elected, or nominated for election, to that Board of Directors by a majority vote of the members of that Board of Directors or the Nominating Committee of that Board of Directors who were directors on the Effective Date.  However this subparagraph (B) does not include any director whose election came as a result of an actual or threatened election contest regarding the election or removal of directors or other actual or threatened solicitation of proxies relating to the election of directors of that Board of Directors; or

(4)	Approval by Bancorp's, the Bank's or the Trust's shareholders of the Trust's complete liquidation, dissolution or sale to another entity.

3.	Change in Control Benefits.

(a)	Benefit Amount.

(1)
Subject to the limitations under paragraph (2) below, if Executive's employment with the Trust is terminated by the Trust without Cause or is terminated by Executive with Good Reason, within the number of months stated under subparagraph (A) below after the effective date of a Change in Control, the Company shall pay Executive a severance benefit (the "Change in Control Benefit") equal to:

(A)	___ months of Executive's monthly base salary (based on the higher of Executive's base salary as of the Change in Control or as of the date of termination of employment);

(B)
Any incentive compensation earned from the Bank's Salary at Risk Program and/or any successor incentive compensation plans ("Incentive Compensation") not yet paid based upon the fiscal year that ended immediately before the date of the termination;

(C)	Prorated Incentive Compensation for the fiscal year in which the termination occurs based on performance through the month ended before the date of termination; and

(D)	Accelerated vesting to 100% on all stock options or restricted stock issued to Executive.

(2)	The Change in Control Benefit shall not exceed the lesser of:

(A)
2.99 times the sum of Executive's annual base salary in effect immediately prior to the Change in Control, plus an amount equal to the average annual Incentive Compensation and bonus earned by Executive for the three fiscal years preceding the Change in Control; or

(B)            The lesser of the limitations determined under Section 4(c) and (d).

(3)	The Change in Control Benefit shall be subject to any withholding and payroll deduction requirements.

(b)
Additional Benefits.  In the event Executive's employment with the Trust is terminated by the Trust without Cause or is terminated by Executive with Good Reason within the number of months stated in Section 3(a)(1)(A) after the effective date of a Change in Control, the Bank shall provide continued coverage under the then existing the Bank's benefit plans for life, medical and disability insurance for a period of three years following a termination of employment; provided, however, that if the Bank's benefit plans do not permit continued participation by Executive following termination of employment, the Company shall include in the lump-sum payment of the Change in Control Benefit under subsection (c) below an amount equal to the premiums (estimated in good faith by the Bank) that the Bank would have paid under such benefit plans for Executive's continued participation for a three‑year period.

(c)	Payment of Benefit.

(1)
Subject to paragraph (2) below, the Change in Control Benefit will be paid in a lump sum within 10 days of termination of Executive's employment or, if later, the day after the expiration of the revocation period as described in Section 4(a) below.

(2)            If the Change in Control Benefit is subject to § 409A of the Internal Revenue Code of 1986, as amended, (the "Code") and Executive is deemed to be a "specified employee" within the meaning of Code § 409A(a)(2)(B)(i), the lump-sum payment will not be made until the seventh month following termination of employment.

4.            Limitations on Change in Control Benefits.

(a)
Release of Claims.  Executive's receipt of the Change in Control Benefit and the additional benefits under Section 3 is conditioned on Executive having executed a separation agreement in substantially the form attached hereto as Exhibit A (the "Separation

Agreement") and the revocation period having expired without Executive having revoked the Separation Agreement. If the combined consideration and revocation periods (as defined in Sections 15 and 16 of the Separation Agreement) overlap two calendar years, the payment will be made in the later of the two years (irrespective of the year in which the Separation Agreement is effective and irrevocable) resulting in taxation to Executive in the second calendar year.

(b)
Compliance with Material Terms.  Receipt of the Change in Control Benefit is further conditioned on Executive not being in violation of any material term of this Agreement or in violation of any material term of the Separation Agreement.

(c)
"Excess Parachute Payment" Restrictions.  If the benefits under Section 3, either alone or together with other payments to which Executive is entitled to receive from the Company in connection with a Change in Control, would constitute an "excess parachute payment" as defined in Code § 280G, such benefits shall be reduced to the largest amount that will result in no portion of the benefits being subject to the excise tax imposed by Code § 4999.  The determination of the amount of any reduction in the benefits pursuant to the foregoing provisions, shall be made by mutual agreement of the Trust and Executive, or if no agreement is possible, by Bancorp's outside independent accountants. Without limiting the foregoing, Executive may, to the extent possible and in Executive's sole discretion, choose from among the payments or benefits subject to limitation under this subsection and select the payments or benefits that are to be reduced.

(d)
Regulatory Limitation.  The Company shall make no payment of any benefit provided for under this Agreement to the extent that the payment would be prohibited by applicable banking regulations or any regulatory order.  If such payment is so prohibited, the Company shall use its best efforts to secure the consent of the banking regulator to make the payments in the highest amount permissible, up to the amount provided for in this Agreement.

5.	Restrictive Covenants.

(a)	Confidential Information.
(1)
Executive acknowledges that, in the course of Executive's employment, Executive will or may have or obtain knowledge of confidential information and other secrets concerning the Company and its business, plans and strategies, its actual and prospective customers, and other matters which are valuable to the Company and which the Company does not want disclosed ("Confidential Information").

(2)
Executive will not, during and after the term of this Agreement, disclose to any other person or entity any Confidential Information concerning the Company, its business operations or customers, or use for Executive's own purposes or permit or assist others in the use of such confidential information, unless:

(A)	Bancorp's Board of Directors consents to the use or disclosure of the information;
(B)	The use or disclosure is consistent with Executive's duties under this Agreement; or
(C)	Disclosure is required by law or court order.

(b)	Nonsolicitation.
(1)
During employment and for a one-year period following termination of Executive's employment for any reason whatsoever, Executive will not solicit any Customer of the Bank or of any of the Bank's affiliates for services or products then provided by the Bank or any of its affiliates.

(2)	"Customers" are:
(A)	All customers serviced by the Bank or any of its affiliates at any time within 12 months before termination of Executive's employment;
(B)
All customers and potential customers whom the Bank or its affiliates, with the knowledge or participation of Executive, actively solicited at any time during the 12 months before termination of Executive's employment; and

(C)	All successors, owners, directors, partners and management personnel of the Customers described in subparagraph (A) or (B) above.

(c)	Nonraiding of Employees.

(1)
Executive recognizes that the workforce of the Bank and its affiliates are a vital part of the Company's business.  Therefore, Executive agrees that, for 12 months following termination of Executive's employment for any reason whatsoever, Executive will not directly or indirectly recruit or solicit any Employee to leave his or her employment with the Bank or any of the Bank's affiliates.

(2)	Without limiting the foregoing, Executive will not:
(A)	Disclose to any third party the names, backgrounds, or qualifications of any of the Employees or otherwise identify them as potential candidates for employment; or
(B)	Personally or through any other person approach, recruit, interview or otherwise solicit Employees to work for any other employer.
(3)	"Employees" are all employees working for the Bank or any of the Bank's affiliates at the time of termination of Executive's employment.
(d)
Injunctive Relief.  Executive acknowledges that it is impossible to measure in money the damages that the Company will incur if Executive fails to observe the covenants in this Section 5 (the "Restrictive Covenants") and, therefore, the Executive agrees that:

(1)
The Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) restraining Executive from committing any breach or threatened breach of the Restrictive Covenants;

(2)	If the Company is required to post a bond in order to secure an injunction or other equitable remedy, that bond shall be no more than a nominal amount;
(3)	Executive waives any claim or defense that an adequate remedy at law is available to the Company; and

(4)	These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.
(e)	Reasonableness. The parties agree that:
(1)	This Agreement in its entirety, and in particular the Restrictive Covenants, is reasonable both as to time and scope;
(2)	The Restrictive Covenants are necessary for the protection of the Company's business and goodwill;
(3)	The Restrictive Covenants are not any greater than are reasonably necessary to secure the Company's business and goodwill;
(4)
The degree of injury to the public due to the loss of the service and skill of Executive or the restrictions placed upon Executive's opportunity to make a living with Executive's skills upon enforcement of those covenants, does not and will not warrant non-enforcement of those restraints; and

(5)
If the scope of the Restrictive Covenants is adjudged too broad to be capable of enforcement, then the parties authorize that court or arbitrator to narrow the Restrictive Covenants so as to make them capable of enforcement, given all relevant circumstances, and to enforce them to the fullest extent allowed.

(f)	Survival. This Section shall survive the termination of this Agreement.
6.	Creative Work.
(a)
Executive agrees that all creative work and work product, including but not limited to all technology, business management tools, processes, software, patents, trademarks, and copyrights developed by Executive during employment with the Company, regardless of when or where such work or work product was produced, constitutes work made for hire, all rights of which are owned by the Company.

(b)
Executive hereby assigns to the Company all rights, title, and interest, whether by way of copyrights, trade secret, trademark, patent, or otherwise, in all such work or work product, regardless of whether it is subject to protection by patent, trademark, or copyright laws.

7.	Return of Company Property. When Executive ceases for any reason to be employed by the Company:
(a)	Executive must immediately return to the Company:
(1)
All keys, pass cards, identification cards and any other property of the Company, and disclose all computer user identifications and passwords used by Executive in the course of employment or necessary for accessing information on the Company's computer system; and

(2)
All originals and copies (whether in hard copy, electronic or other form) of any documents, drawings, notes, memoranda, designs, devices, diskettes, tapes, manuals, and specifications which constitute Confidential Information or proprietary information or material of the Company.

(b)
The obligations in this Section include the return of documents and other materials that may be in Executive's desk at work, Executive's car or place of residence, or in any other location under Executive's control.

8.	Dispute Resolution.
(a)	Arbitration.
(1)
The parties agree to submit any dispute arising under this Agreement, regardless of the nature of the dispute or the legal concepts involved, to final, binding, private arbitration in Vancouver, Washington. Disputes subject to arbitration include not only disputes involving the meaning or performance of the Agreement, but disputes about its negotiation, drafting or execution.

(2)
The dispute will be determined by a single arbitrator and governed by then existing rules of arbitration procedure in Clark County Superior Court except as set forth in this Section. Instead of filing a civil complaint in Clark County Superior Court, a party will commence the arbitration process by noticing the other party. The parties will choose an arbitrator who specializes in employment conflicts from the arbitration list for Clark County Superior Court.  If the parties are unable to agree on an arbitrator within ten (10) days of receipt of the list of arbitrators, each party will select one attorney from the list, and those two attorneys shall select the arbitrator from the list.  Each of the two selecting attorneys will then conclude their services and be compensated by the party who selected that attorney, subject to recovery of those fees under subsection (b) below.

(3)	The arbitrator may charge his or her standard arbitration fees rather than the fees prescribed in Clark County Superior Court arbitration procedures.
(4)
Subject to the limitation under Section 9(i) below, the arbitrator will have full authority to determine all issues, including arbitrability, to award any remedy, including permanent injunctive relief, and to determine any request for attorneys' fees, costs and expenses in accordance with subsection (b) below.

(5)	There shall be no right of review in court. The arbitrator's award may be reduced to final judgment or decree in Clark County Superior Court.
(b)
Expenses/Attorneys' Fees.  The prevailing party shall be awarded all costs and expenses of the proceeding, including but not limited to, attorneys' fees, filing and service fees, witness fees and arbitrator's fees.  If arbitration is commenced, the arbitrator will be required to name the prevailing party and will have full authority and complete discretion to make that determination and the amount of costs and expenses to be awarded.  The prevailing party shall be entitled to recover any reasonable attorneys' fees and other costs and expenses it incurs in enforcing or collecting an arbitration award.

9.	Miscellaneous.

(a)
Notices.  Any notice to be delivered under this Agreement shall be given in writing and shall be deemed delivered when received or three days after mailing, by certified mail, postage prepaid, addressed to Bancorp's Chief Executive Officer (or, in the case of a notice under Section 2(b)(2)(A), to the Trust's Chief Executive Officer), or to Executive at Executive's last known address on the records of the Company, if mailed.  Either party may designate an address for notices by written notice to the other.

(b)	Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Washington.

(c)	Amendment/Waiver.
(1)	This Agreement may not be amended, released, discharged, abandoned, changed, or modified in any manner, except by an instrument in writing signed by each of the parties hereto.
(2)
The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part of it or the right of any party to enforce each and every such provision. No waiver or any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

(d)
Severability.  If any provision of this Agreement is held by a court or arbitrator to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.  If any part of this Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law.  The unenforceability of any provision in this Agreement in any jurisdiction shall not affect the enforceability of any provision of this Agreement in any other jurisdiction.

(e)
Entire Agreement.  This Agreement represents the entire agreement between the parties regarding the matters addressed in this Agreement. This Agreement supersedes any other prior oral or written employment agreement between the parties regarding severance benefits or other benefits payable to Executive following a Change in Control. This Agreement does not supersede any incentive compensation agreement (including stock option agreements) or employment agreement entered into separately by the parties to this Agreement.

(f)
Code § 409A Compliance.  If the Company or Executive believes, at any time, that this Agreement does not comply with Code § 409A, it will promptly advise the other party and both parties will negotiate reasonably and in good faith to amend the terms of the Agreement so that it complies with the most limited possible economic effect on the Company and Executive.

(g)            Assignment; Death; Binding Effect.
(1)
Executive shall not assign or transfer any of Executive's rights under this Agreement, wholly or partially, to any other person or to delegate the performance of the Executive's duties under the terms of this Agreement.

(2)
Upon Executive's death, no death benefit is payable under this Agreement other than benefits that were already in pay status at the date of death.  Executive's rights under this Agreement with respect to any benefits earned before the date of death shall inure to Executive's heirs, executors, administrators or personal representatives.

(3)
The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding in each and every respect upon the direct and indirect successors and assigns of the Company, regardless of the manner in which the successors or assigns succeed to the interests or assets of the Company.  This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company, by any merger, consolidation or acquisition where the Company is not the surviving corporation, by any transfer of all or substantially all of the Company's assets, or by any other change in the Company's structure or the manner in which the Company's business or assets are held. Executive's employment shall not be deemed terminated upon the occurrence of one of the foregoing events. In the event of any merger, consolidation or sale or transfer of assets, this Agreement shall be binding upon and shall inure to the benefit of the surviving business or the business entity to which the assets are transferred.

(h)
Survival.  If any benefits provided to Executive under this Agreement are still owed, or claims under the Agreement are still pending at the time of termination of this Agreement, this Agreement shall continue in force with respect to those obligations or claims, until those benefits are paid in full or those claims are resolved in full.  The Restrictive Covenants and dispute resolution provisions of this Agreement shall survive the termination of this Agreement and shall be enforceable regardless of any claim Executive may have against the Company.

(i)	Board of Director's Authority.

(1)	Bancorp's Board of Directors has the authority to interpret and construe the provisions of this Agreement, including the attached Separation Agreement.

(2)	The Trust's Board of Directors has the authority to decide matters relating to termination for Cause or Good Reason, the violation of the Restrictive Covenants and the calculation of benefits.

(3)	In a decision under paragraph (1) or (2) above, the burden of proof shall be on that Board of Directors and that decision shall be:

(A)            Subject to the duty of good faith and fair dealing;

(B)            Supported by clear and convincing evidence; and

(C)	Made by the affirmative vote of at least three fourths of that Board of Directors.

(4)	An arbitrator or a court reviewing such a decision by that Board of Directors shall make its own independent decision and not grant deference to the that Board of Director's decision.

(j)            Joint and Several Obligation. Bancorp, the Bank and the Trust will be jointly and severally liable for the payment obligations under this Agreement.

(k)	Actions by Banking Regulatory Authorities.

(1)
If Executive is suspended and/or temporarily prohibited from participating in the conduct of the Company's affairs by a notice served under § 8(e)(3) or (g)(1) of the FDIA, 12 U.S.C. § 1818(e)(3) and (g)(1), the Company's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings.  If the charges in the notice are dismissed, the Company may in its discretion:

(A)	Pay Executive all or part of the payments under this Agreement that were withheld while its obligations under this Agreement were suspended; and/or

(B)	Reinstate in whole or in part any of its obligations which were suspended.
(2)
If Executive is removed and/or permanently prohibited from participating in the conduct of the Company's affairs by an order issued under § 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. § 1818(e)(4) and (g)(1), Executive shall be terminated for Cause as of the effective date of the order.

(3)	If the Company is in default (as defined in § 3(x)(1) of the FDIA, 12 U.S.C. § 1813(x)(1)), all further obligations under this Agreement shall terminate as of the date of default.

(4)	This Agreement may be terminated entirely or suspended for a period of time by the applicable banking regulatory authority, or as otherwise required by law, if:

(A)
The Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Company under the authority contained in § 13(c) of the FDIA, 12 U.S.C. § 1823(c);

(B)	The applicable banking regulatory authority approves a supervisory merger to resolve problems related to the operation of the Company; or

(C)	The applicable banking regulatory authority determines the Company is in an unsafe or unsound condition.

(5)	The Change in Control Benefit is subject to and conditioned upon its compliance with 12 U.S.C. § 1828(k) and FDIC regulation 12 C.F.R. Part 359, "Golden Parachute and Indemnification Payments."

10.
Advice of Counsel.  Executive acknowledges that, in executing this Agreement, Executive has had the opportunity to seek the advice of independent legal counsel and has read and understood all of the terms and provisions of this Agreement.  This Agreement shall not be construed against any party by reason of the drafting or preparation of its provisions.

EXECUTIVE	RIVERVIEW ASSET MANAGEMENT AND TRUST COMPANY

______________________________________	By: _________________________________

Title: ________________________________

Date:__________________________________	Date:__________________________________

RIVERVIEW COMMUNITY BANK	RIVERVIEW BANCORP, INC.

By: _________________________________	By: _________________________________

Title: ________________________________	Title: ________________________________

Date:__________________________________	Date:__________________________________

Exhibit A

EMPLOYMENT SEPARATION AGREEMENT AND RELEASE OF CLAIMS

This is a confidential agreement (this "Separation Agreement") between you, _________________, and us, Riverview Asset Management and Trust Company (the "Trust"), Riverview Community Bank (the "Bank") and Riverview Bancorp, Inc. ("Bancorp") (Bancorp, the Trust and the Bank are collectively referred to as "Riverview"). This Separation Agreement is dated for reference purposes _____________, 20___, which is the date we delivered this Separation Agreement to you for your consideration.

1.
Termination of Employment.  Your employment terminates (or was terminated) on _______________, 20___ (the "Separation Date"), which was within the number of months of a Change in Control as specified in Section 3(a)(1)(A) in the Change in Control Agreement between you and Riverview dated __________________ (the "CIC Agreement"), which is incorporated herein by reference.

2.
Payments.  In exchange for your agreeing to the release of claims and other terms in this Separation Agreement, we will pay you the Change in Control Benefit and other payments in Section 3 of the CIC Agreement.  You acknowledge that we are not obligated to make these payments to you unless you comply with the Restrictive Covenants in Section 5 of the CIC Agreement and otherwise comply with the material terms of the CIC Agreement and of this Separation Agreement.

3.
COBRA Continuation Coverage.  Your normal employee participation in Riverview's group health coverage will terminate on the Separation Date or, if provided under the group health plan, the last day of the month in which the Separation Date occurs.  Continuation of group health coverage thereafter will be made available to you and your dependents pursuant to federal law ("COBRA"). Continuation of group health coverage after the Separation Date is entirely at your expense, as provided under COBRA.

4.
Termination of Benefits.  Except as provided in Section 3 above, your participation in all employee benefit plans and programs ends (or ended) on the Separation Date or as otherwise provided in those plans.  Your rights under any benefit or other plans in which you may have participated will be determined in accordance with the written plan documents governing those plans.

5.
Full Payment.  You acknowledge having received full payment of all compensation of any kind (including wages, salary, paid time off, sick leave, commissions and incentive compensation) that you earned as a result of your employment by us and that are owing to you as of the Separation Date.

6.
No Further Compensation.  Any and all agreements to pay you bonuses or other incentive compensation are terminated.  You understand and agree that you have no right to receive any further payments for bonuses or other incentive compensation.  We owe you no further compensation or benefits of any kind, except as described in Section 2 above.

7.            Release of Claims.

(a)	You hereby release:

(1)	Riverview and its affiliates and benefit plans (each, including Riverview, a "Riverview Affiliate");

(2)	Each of the Riverview Affiliates' past and present shareholders, executives, directors, officers, agents, employees, representatives, administrators, fiduciaries and attorneys; and

(3)
The predecessors, successors, transferees and assigns of each of such persons and entities, from any and all claims of any kind, known or unknown, that arose on or before the date you signed this Separation Agreement.

(b)
The claims you are releasing include, without limitation, claims of wrongful termination, claims of constructive discharge, claims arising out of employment agreements, representations or policies related to your employment, claims arising under federal, state or local laws or ordinances prohibiting discrimination or harassment or requiring accommodation on the basis of age, race, color, national origin, religion, sex, disability, marital status, sexual orientation or any other status, claims of failure to accommodate a disability or religious practice, claims for violation of public policy, claims of retaliation, claims of failure to assist you in applying for future position openings, claims of failure to hire you for future position openings, claims for wages or compensation of any kind (including overtime claims), claims of tortious interference with contract or expectancy, claims of fraud or negligent misrepresentation, claims of breach of privacy, defamation claims, claims of intentional or negligent infliction of emotional distress, claims of unfair labor practices, claims arising out of any claimed right to stock or stock options or other equity interests, claims for attorneys' fees or costs, and any other claims that are based on any legal obligations that arise out of or are related to your employment relationship with us.

(c)
You specifically waive any rights or claims that you may have under Title 49 of the Revised Code of Washington, the Civil Rights Act of 1964 (including Title VII of that Act), the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967 (ADEA), the Americans with Disabilities Act of 1990 (ADA), the Fair Labor Standards Act of 1938 (FLSA), the Family and Medical Leave Act of 1993 (FMLA), the Worker Adjustment and Retraining Notification Act (WARN), the Employee Retirement Income Security Act of 1974 (ERISA), the National Labor Relations Act (NLRA), and all similar federal, state and local laws.

(d)
You agree not to seek any personal recovery (of money damages, injunctive relief or otherwise) for the claims you are releasing in this Separation Agreement, either through any complaint to any governmental agency or otherwise, whether individually or through a class action.  You agree never to start or participate as a plaintiff in any lawsuit or arbitration asserting any of the claims you are releasing in this Separation Agreement.  You represent and warrant that you have not initiated any complaint, charge, lawsuit or arbitration involving any of the claims you are releasing in this Separation Agreement.

(e)	Should you apply for future employment with a Riverview Affiliate, the Riverview Affiliate has no obligation to consider you for future employment.

(f)
You represent and warrant that you have all necessary authority to enter into this Separation Agreement (including, if you are married, on behalf of your marital community) and that you have not transferred any interest in any claims to your spouse or to any third party.

(g)
This Separation Agreement does not affect your rights arising under any of the Bank's benefit plans through the Separation Date or afterwards under the terms of those plans to receive pension plan benefits, medical plan benefits, unemployment compensation benefits or workers' compensation benefits.

(h)
This Separation Agreement also does not affect your rights under any agreements, bylaw provisions, insurance or otherwise, to be indemnified, defended or held harmless in connection with claims that may be asserted against you by third parties.

(i)
You understand that you are releasing potentially unknown claims and that you have limited knowledge with respect to some of the claims being released.  You acknowledge that there is a risk that, after signing this Separation Agreement, you may learn information that might have affected your decision to enter into this Separation Agreement.  You assume this risk and all other risks of any mistake in entering into this Separation Agreement.

(j)	You are giving up all rights and claims of any kind, known or unknown, except for the rights specifically given to you in this Separation Agreement.

(k)	You agree that this release is fairly and knowingly made.

8.	No Admission of Liability. Neither this Separation Agreement nor the payments made under this Separation Agreement are an admission of liability or wrongdoing by any Riverview Affiliate.

9.
Riverview Materials.  You represent and warrant that you have, or no later than the Separation Date will have, returned all keys, credit cards, documents and other materials that belong to us, and disclosed all computer user identifications and passwords used by you in the course of your employment or necessary for accessing information on our computer system, in accordance with Section 7 of the CIC Agreement, which is incorporated herein by reference.

10.	Nondisclosure Agreement. You will comply with the covenant regarding confidential information in Section 5(a) of the CIC Agreement, which covenant is incorporated herein by reference.

11.	No Disparagement. You may not disparage any Riverview Affiliate or its business or products and may not encourage any third parties to sue a Riverview Affiliate.

12.
Cooperation Regarding Other Claims.  If any claim is asserted by or against a Riverview Affiliate as to which you have relevant knowledge, you will reasonably cooperate with us in the prosecution or defense of that claim, including by providing truthful information and testimony as reasonably requested by us.

13.
Nonsolicitation; No Interference.   You will comply with Sections 5(b) and 5(c) of the CIC Agreement, incorporated herein by reference, and Riverview will have the right to enforce those provisions under the terms of Section 5(d) of the CIC Agreement, incorporated herein by reference.  Following the expiration of the covenants referenced in the preceding sentence, you will not, apart from good faith competition, interfere with any Riverview Affiliate's relationships with customers, employees, vendors, or others.

14.	Independent Legal Counsel. You are advised and encouraged to consult with an attorney before signing this Separation Agreement. You acknowledge that you have had an adequate opportunity to do so.

15.
Consideration Period.  You have 21 days from the date this Separation Agreement is given to you to consider this Separation Agreement before signing it.  You may use as much or as little of this 21‑day period as you wish before signing.  If you do not sign and return this Separation Agreement within this 21-day period, you will not be eligible to receive the benefits described in this Separation Agreement.

16.
Revocation Period and Effective Date.  You have 7 calendar days after signing this Separation Agreement to revoke it.  To revoke this Separation Agreement after signing it, you must deliver a written notice of revocation to the Trust's Chief Executive Officer before the 7-day period expires.

This Separation Agreement shall not become effective until the 8th calendar day after you sign it. If you revoke this Separation Agreement it will not become effective or enforceable and you will not be entitled to the benefits described in this Separation Agreement.

17.	Governing Law. This Separation Agreement is governed by the laws of the State of Washington that apply to contracts executed and to be performed entirely within the State of Washington.

18.
Dispute Resolution.  Any dispute arising under this Agreement shall be subject to arbitration in accordance with Section 8 of the CIC Agreement, as modified by Section 9(i) of the CIC Agreement, which sections are specifically incorporated by reference, in their entirety, in this Agreement.

19.
Saving Provision.  If any part of this Separation Agreement is held to be unenforceable, it shall not affect any other part.  If any part of this Separation Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law.

20.
Final and Complete Agreement.  Except for the CIC Agreement and/or the Employment Agreement, which are expressly incorporated herein by reference, this Separation Agreement is the final and complete expression of all agreements between us on all subjects relating to your employment or its termination and supersedes and replaces all prior discussions, representations, agreements, policies and practices.  You acknowledge you are not signing this Separation Agreement relying on anything not set out herein.

Riverview Asset Management and Trust Company	Riverview Community Bank

By: _________________________________	By: _________________________________

Title: ________________________________	Title: ________________________________

Date:__________________________________	Date:__________________________________

Riverview Bancorp, Inc.

By: _________________________________

Title: ________________________________

Date:__________________________________

I, the undersigned, having been advised to consult with an attorney, hereby agree to be bound by this Separation Agreement and confirm that I have read and understood each part of it.

_________________________________________

_________________________________________
Print Name

_________________________________________
Date

PDX_DOCS:517714.12-kh